Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.

Boulder, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021 relating to our audit of the financial statements of Auddia Inc. at and for the years ended December 31, 2020 and 2019, which financial statements appear in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2021.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

August 9, 2021